Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the mergers (defined below), the Discover Student Loan Sale (defined below), and the related transaction accounting adjustments (pro forma adjustments) described in the accompanying notes.

On February 19, 2024, Capital One Financial Corporation, a Delaware corporation (“Capital One” or “the Company”), entered into an agreement and plan of merger (the “merger agreement”), by and among Capital One, Discover Financial Services, a Delaware corporation (“Discover”) and Vega Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which (a) Merger Sub will merge with and into Discover, with Discover as the surviving entity in the merger (the “merger”); (b) immediately following the merger, Discover, as the surviving entity, will merge with and into Capital One, with Capital One as the surviving entity in the second-step merger (the “second step merger” and together with the merger, the “mergers”); and (c) immediately following the second step merger, Discover Bank (“Discover Bank”), a Delaware-chartered and wholly owned subsidiary of Discover, will merge with and into Capital One’s wholly owned national bank subsidiary, Capital One National Association (“CONA”), with CONA as the surviving entity in the merger (the “CONA Bank Merger”).

Subject to the terms and conditions of the merger agreement, at the effective time of the merger (the “effective time”), each share of common stock, par value $0.01 per share, of Discover (“Discover common stock”) outstanding immediately prior to the effective time other than certain shares held by Capital One or Discover, will be converted into the right to receive 1.0192 shares (the “exchange ratio”) of common stock, par value $0.01 per share, of Capital One (“Capital One common stock”). Holders of Discover common stock will receive cash in lieu of fractional shares.

Subject to the terms and conditions of the merger agreement, at the effective time of the second step merger (the “second effective time”), (i) each share of Fixed-to-Floating Rate Non-Cumulative Perpetual preferred stock, Series C, par value $0.01 per share, of Discover (“Discover Series C preferred stock”) and (ii) each share of 6.125% Fixed-Rate Reset Non-Cumulative Perpetual preferred stock, Series D, par value $0.01 per share, of Discover (“Discover Series D preferred stock” and collectively with the Discover Series C preferred stock, the “Discover preferred stock”), outstanding immediately prior to the second effective time will be converted into the right to receive one share of an applicable newly created series of preferred stock of Capital One having terms that are not materially less favorable than the Discover Series C preferred stock or Discover Series D preferred stock, as applicable (“new Capital One preferred stock”).

Subject to the terms and conditions of the merger agreement, at the effective time, (i) each outstanding Discover restricted stock unit award will be converted into a corresponding award with respect to Capital One common stock, with the number of shares underlying such award adjusted based on the exchange ratio, and (ii) each outstanding Discover performance stock unit award will be converted into a cash-based award, with the number of shares underlying such award determined based on the greater of target and actual performance for awards for which more than one year of the performance period has elapsed, and target performance for awards for which one year or less of the performance period has elapsed, with the per share cash amount determined using the product of the exchange ratio and the average of the closing sale prices of Capital One common stock for the five trading days ending on the day preceding the closing date of the mergers. Each such converted Capital One award will otherwise continue to be subject to the same terms and conditions as applied to the corresponding Discover equity award.

On July 17, 2024, Discover Bank entered into a purchase agreement with Santiago Holdings, LP (“Santiago Holdings”), an Ontario limited partnership and an affiliate of each of Carlyle and KKR, pursuant to which Discover Bank agreed to sell its private student loan portfolio to Santiago Holdings in the Discover Student Loan Sale, with Firstmark Services, a division of Nelnet Inc., assuming responsibility for servicing the portfolio upon the sale. The cash purchase price payable to Discover Bank in the transaction reflects the principal balance of the private student loan portfolio and an additional premium, plus any outstanding accrued and unpaid interest at each applicable student loan sale closing. The Discover Student Loan Sale was completed in multiple closings, the last occurring on November 16, 2024. The first closing of the Discover Student Loan Sale occurred during the third quarter of 2024 (the “First Closing of the Discover Student Loan Sale”) and three additional closings occurred in the fourth quarter of 2024 (such additional closings, the “Additional Discover Student Loan Sale Closings”). The First Closing of the Discover Student Loan Sale resulted in Discover recognizing a one-time gain of $70 million during the nine months ended September 30, 2024.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023 combines the historical results of Capital One and Discover, giving effect to the mergers (including the issuance of shares of Capital One common stock and new Capital One preferred stock in the mergers) and the Discover Student Loan Sale, excluding the one-time gain of $70 million resulting from the First Closing of the Discover Student Loan Sale, as if those transactions had occurred on January 1, 2023, the first day of Capital One’s fiscal year 2023. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical consolidated balance sheets of Capital One and Discover as of September 30, 2024, giving effect to the mergers (including the issuance of shares of Capital One common stock and new Capital One preferred stock in the mergers) and the Additional Discover Student Loan Sale Closings as if those transactions had occurred on September 30, 2024.

The historical consolidated financial statements of Capital One and Discover have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are necessary to account for the mergers (including the issuance of shares of Capital One common stock and new Capital One preferred stock in the mergers) and the Discover Student Loan Sale, excluding the one-time impact of the First Closing of the Discover Student Loan Sale, in accordance with U.S. GAAP. Certain reclassifications have also been made to conform the historical financial statement presentation of Discover to that of Capital One. The unaudited pro forma adjustments are based upon available information and certain assumptions that Capital One believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the mergers or the Discover Student Loan Sale.

The following unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate historical unaudited consolidated financial statements of Capital One as of and for the nine months ended September 30, 2024, and the related notes, included in Capital One’s Quarterly Report on Form 10-Q for the quarter and the nine months ended September 30, 2024;

•

the separate historical unaudited consolidated financial statements of Discover as of and for the nine months ended September 30, 2024, and the related notes, included in Discover’s Quarterly Report on Form 10-Q for the quarter and the nine months ended September 30, 2024;

•

the separate historical audited consolidated financial statements of Capital One as of and for the fiscal year ended December 31, 2023, and the related notes, included in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•

the separate historical audited consolidated financial statements of Discover as of and for the fiscal year ended December 31, 2023, and the related notes, included in Amendment No. 1 to Discover’s Annual Report on Form 10-K/A for the year ended December 31, 2023.

Accounting for the Mergers

The mergers are being accounted for as a business combination using the acquisition method with Capital One as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805 (“ASC 805”), Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Discover’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the mergers. The process of valuing the net assets of Discover immediately prior to the mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision until a final determination of fair value of the assets acquired and liabilities assumed is performed. For more information, see “Note 1—Basis of Presentation”.

Generally, and unless indicated otherwise, financial data included in the unaudited pro forma condensed combined financial information is presented in millions of U.S. Dollars and has been prepared on the basis of U.S. GAAP and Capital One’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the mergers (including the issuance of shares of Capital One common stock and new Capital One preferred stock in the mergers) and the Additional Discover Student Loan Sale Closings had been completed on the dates set forth above, nor is it indicative of the future results or financial position of Capital One following the mergers and the Additional Discover Student Loan Sale Closings. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. To the extent information was publicly available, such preliminary fair value estimates were corroborated against readily available information, inclusive of fair value marks disclosed on comparable portfolios of financial assets and liabilities. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2024

($ in millions)

	Capital One Historical	Discover Reclassed (Note 2)	Discover Student Loan Sale Transaction Accounting Adjustments	Note 4	Adjusted Discover Reclassed	Mergers Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Assets:
Cash and cash equivalents
Cash and due from banks	$3,976	$925	$9,265	(a)	$10,190	$(117)	(a)	$14,049
Interest-bearing deposits and other short-term investments	45,322	9,862	—		9,862	—		55,184

Total cash and cash equivalents	49,298	10,787	9,265		20,052	(117)		69,233
Restricted cash for securitization investors	421	36	—		36	—		457
Securities available for sale	83,500	14,865	—		14,865	(15)	(b)	98,350
Loans held for investment:
Unsecuritized loans held for investment	292,061	89,866	—		89,866	944	(c)	382,871
Loans held in consolidated trusts	28,182	28,643	—		28,643	937	(d)	57,762

Total loans held for investment	320,243	118,509	—		118,509	1,881		440,633
Allowance for credit losses	(16,534)	(8,512)	—		(8,512)	—	(e)	(25,046)

Net loans held for investment	303,709	109,997	—		109,997	1,881		415,587
Loans held for sale	96	8,484	(8,484)	(b)	—	—		96
Premises and equipment, net	4,440	1,085	—		1,085	—		5,525
Interest receivable	2,577	1,309	(372)	(c)	937	—		3,514
Goodwill	15,083	255	—		255	15,257	(f)	30,595
Other assets	27,309	4,797	—		4,797	7,541	(g)	39,647

Total assets	$486,433	$151,615	$409		$152,024	$24,547		$663,004

Liabilities:
Interest payable	$705	$396	$—		$396	$—		$1,101
Deposits:
Non-interest-bearing deposits	26,378	1,496	—		1,496	—		27,874
Interest-bearing deposits	327,253	108,356	—		108,356	262	(h)	435,871

Total deposits	353,631	109,852	—		109,852	262		463,745
Securitized debt obligations	15,881	9,307	(54)	(d)	9,253	(55)	(i)	25,079
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase	520	—	—		—	—		520
Senior and subordinated notes	32,911	7,822	—		7,822	173	(j)	40,906
Other borrowings	24	1,048	—		1,048	—		1,072

Total other debt	33,455	8,870	—		8,870	173		42,498
Other liabilities	19,836	6,081	112	(e)	6,193	(28)	(k)	26,001

Total liabilities	423,508	134,506	58		134,564	352		558,424

Stockholders’ equity:
Preferred stock	—	—	—		—	—	(l)	—
Common stock	7	6	—		6	(3)	(l)	10
Additional paid-in capital, net	36,216	5,689	—		5,689	40,354	(l)	82,259
Retained earnings	63,698	32,469	351	(f)	32,820	(37,211)	(l)	59,307
Accumulated other comprehensive loss	(6,287)	17	—		17	(17)	(l)	(6,287)
Treasury stock, at cost	(30,709)	(21,072)	—		(21,072)	21,072	(l)	(30,709)

Total stockholders’ equity	62,925	17,109	351		17,460	24,195		104,580
Total liabilities and stockholders’ equity	$486,433	$151,615	$409		$152,024	$24,547		$663,004

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2024

($ in millions, except share and per share data)

	Capital One Historical	Discover Reclassed (Note 2)	Discover Student Loan Sale Transaction Accounting Adjustments	Note 5	Adjusted Discover Reclassed	Mergers Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Interest income:
Loans, including loans held for sale	$30,460	$14,172	$(764)	(a)	$13,408	$(312)	(a)	$43,556
Investment securities	2,120	379	—		379	—		2,499
Other	1,737	480	—		480	—		2,217

Total interest income	34,317	15,031	(764)		14,267	(312)		48,272

Interest expense:
Deposits	8,631	3,622	—		3,622	(65)	(b)	12,188
Securitized debt obligations	753	—	—		—	14	(c)	767
Senior and subordinated notes	1,793	729	—		729	(44)	(d)	2,478
Other borrowings	30	14	—		14	—		44

Total interest expense	11,207	4,365	—		4,365	(95)		15,477

Net interest income	23,110	10,666	(764)		9,902	(217)		32,795
Provision for credit losses	9,074	3,709	(53)	(b)	3,656	—	(e)	12,730

Net interest income after provision for credit losses	14,036	6,957	(711)		6,246	(217)		20,065

Non-interest income:
Interchange fees, net	3,622	1,121	—		1,121	—		4,743
Service charges and other customer-related fees	1,422	1,007	—		1,007	—		2,429
Net securities gains (losses)	(35)	—	—		—	—		(35)
Other	803	357	—	(c)	357	—		1,160

Total non-interest income	5,812	2,485	—		2,485	—		8,297

Non-interest expense:
Salaries and associate benefits	7,069	2,032	—		2,032	—		9,101
Occupancy and equipment	1,692	68	—		68	—		1,760
Marketing	3,187	771	—		771	—		3,958
Professional services	980	911	—		911	—	(f)	1,891
Communications and data processing	1,064	527	—		527	—		1,591
Amortization of intangibles	58	—	—		—	1,661	(g)	1,719
Other	1,347	761	—		761	—		2,108

Total non-interest expense	15,397	5,070	—		5,070	1,661		22,128

Income from continuing operations before income taxes	4,451	4,372	(711)		3,661	(1,878)		6,234
Income tax provision	797	1,128	(172)	(d)	956	(455)	(h)	1,298

Net income	3,654	3,244	(539)		2,705	(1,423)		4,936

Dividends and undistributed earnings allocated to participating securities	(60)	(20)	—		(20)	—		(80)
Preferred stock dividends	(171)	(62)	—		(62)	—		(233)

Net income (loss) available to common stockholders	$3,423	$3,162	$(539)		$2,623	$(1,423)		$4,623

Basic earnings (loss) per share	$8.94						(i)	$7.24

Diluted earnings (loss) per share	$8.92						(i)	$7.23

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2023

($ in millions, except share and per share data)

	Capital One Historical	Discover Reclassed (Note 2)	Discover Student Loan Sale Transaction Accounting Adjustments	Note 5	Adjusted Discover Reclassed	Mergers Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Interest income:
Loans, including loans held for sale	$37,410	$16,953	$(1,033)	(a)	$15,920	$(1,052)	(a)	$52,278
Investment securities	2,550	449	—		449	—		2,999
Other	1,978	443	—		443	—		2,421

Total interest income	41,938	17,845	(1,033)		16,812	(1,052)		57,698

Interest expense:
Deposits	9,489	3,886	—		3,886	(87)	(b)	13,288
Securitized debt obligations	959	—	—		—	18	(c)	977
Senior and subordinated notes	2,204	855	—		855	(58)	(d)	3,001
Other borrowings	45	5	—		5	—		50

Total interest expense	12,697	4,746	—		4,746	(127)		17,316

Net interest income	29,241	13,099	(1,033)		12,066	(925)		40,382
Provision for credit losses	10,426	6,018	(152)	(b)	5,866	5,675	(e)	21,967

Net interest income after provision for credit losses	18,815	7,081	(881)		6,200	(6,600)		18,415

Non-interest income:
Interchange fees, net	4,793	1,381	—		1,381	—		6,174
Service charges and other customer-related fees	1,667	1,238	—		1,238	—		2,905
Net securities gains (losses)	(34)	—	—		—	—		(34)
Other	1,120	76	463	(c)	539	—		1,659

Total non-interest income	7,546	2,695	463		3,158	—		10,704

Non-interest expense:
Salaries and associate benefits	9,302	2,434	—		2,434	—		11,736
Occupancy and equipment	2,160	89	—		89	—		2,249
Marketing	4,009	1,164	—		1,164	—		5,173
Professional services	1,268	1,041	—		1,041	117	(f)	2,426
Communications and data processing	1,383	608	—		608	—		1,991
Amortization of intangibles	82	—	—		—	2,580	(g)	2,662
Other	2,112	803	—		803	—		2,915

Total non-interest expense	20,316	6,139	—		6,139	2,697		29,152

Income from continuing operations before income taxes	6,045	3,637	(418)		3,219	(9,297)		(33)
Income tax provision	1,158	841	(101)	(d)	740	(2,249)	(h)	(351)

Net income	4,887	2,796	(317)		2,479	(7,048)		318

	Capital One Historical	Discover Reclassed (Note 2)	Discover Student Loan Sale Transaction Accounting Adjustments	Note 5	Adjusted Discover Reclassed	Mergers Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Dividends and undistributed earnings allocated to participating securities	(77)	(19)	—		(19)	—		(96)
Preferred stock dividends	(228)	(62)	—		(62)	—		(290)

Net income (loss) available to common stockholders	$4,582	$2,715	$(317)		$2,398	$(7,048)		$(68)

Basic earnings (loss) per share	$11.98						(i)	$(0.11)

Diluted earnings (loss) per share	$11.95						(i)	$(0.11)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

As discussed in Note 2, certain reclassifications were made to align Discover’s historical financial statement presentation with that of Capital One. Capital One is currently in the process of evaluating Discover’s accounting policies with the information currently available and has determined that no significant adjustments are necessary to conform Discover’s financial statements to the accounting policies used by Capital One. Therefore, the only changes noted herein are those related to presentation. As a result of this ongoing review and as more information becomes available, additional differences could be identified between the accounting policies of the two companies until finalized upon completion of the mergers.

The unaudited pro forma condensed combined financial information relating to the mergers was prepared using the acquisition method of accounting in accordance with ASC 805, with Capital One as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of Capital One and Discover. Under ASC 805, assets acquired and liabilities assumed in a business combination are generally recognized and measured at their fair values as of the acquisition date, while transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The unaudited pro forma condensed combined financial information also reflects the removal of the Discover student loans portfolio and related activity consistent with the terms of the Discover Student Loan Sale.

The allocation of the aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. As of January 6, 2025, Capital One has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of Discover’s assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Discover assets and liabilities are presented at their respective carrying amounts and should therefore be treated as preliminary. A final determination of the fair value of Discover’s assets and liabilities will be based on Discover’s actual assets and liabilities as of the closing date of the mergers and, therefore, cannot be made prior to the consummation of the mergers. The allocation of the aggregate purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the mergers could differ materially from the preliminary allocation of aggregate purchase consideration. The final valuation will be based on the actual net tangible and intangible assets of Discover existing at the acquisition date. As of September 30, 2024, Discover had not completed the Additional Discover Student Loan Sale Closings. As such, the sale consideration received for the Additional Discover Student Loan Sale Closings as well as any respective gains on sale was based on estimates and assumptions as of September 30, 2024. These estimates will differ from the final sale consideration, as the final sale consideration was based on principal balances plus any outstanding accrued and unpaid interest at each applicable student loan sale closing.

The unaudited pro forma condensed combined balance sheet, as of September 30, 2024, and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023, presented herein, are based on the historical financial statements of Capital One and Discover adjusted for the Discover Student Loan Sale, excluding the one-time impact of the First Closing of the Discover Student Loan Sale. The unaudited pro forma condensed combined balance sheet as of September 30, 2024, is presented as if Capital One’s acquisition of Discover and the Additional Discover Student Loan Sale Closings had occurred on September 30, 2024 and combines the historical balance sheet of Capital One as of

September 30, 2024 with the historical balance sheet of Discover as of September 30, 2024, as adjusted for the Additional Discover Student Loan Sale Closings. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023 have been prepared as if the mergers and the Discover Student Loan Sale, excluding the one-time impact of the First Closing of the Discover Student Loan Sale, had occurred on January 1, 2023 and combines Capital One’s historical statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023 with Discover’s historical statements of income for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, in each case as adjusted for the Discover Student Loan Sale.

As noted previously, the unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the mergers or the Discover Student Loan Sale or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Capital One believes are reasonable under the circumstances. There are no material transactions between Capital One and Discover during the period presented. Accordingly, no adjustments are necessary to eliminate any such transactions.

Note 2 – Conforming Accounting Policies and Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Capital One performed a preliminary analysis of Discover’s financial information to identify differences in accounting policies as compared to those of Capital One and differences in financial statement presentation as compared to the presentation of Capital One. With the information currently available, Capital One is not aware of any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial statements. However, certain reclassification adjustments have been made to conform Discover’s historical financial statement presentation to Capital One’s historical financial statement presentation. Following the completion of the mergers, or as more information becomes available, Capital One will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A.

The following items represent certain reclassification adjustments to conform Discover’s Historical Consolidated Balance Sheet presentation to Capital One’s Historical Consolidated Balance Sheet presentation, which have no impact on net assets and are summarized below (in millions):

Capital One Historical Consolidated Balance Sheet Line Items	Discover Historical Consolidated Balance Sheet Line Items	Discover As of September 30, 2024	Reclassification	Note 2A	Discover Reclassed As of September 30, 2024
Assets:
Cash and cash equivalents:
Cash and due from banks		$—	$925	(i)	$925
Interest-bearing deposits and other short-term investments		—	9,862	(i)	9,862
	Cash and cash equivalents	10,787	(10,787)	(i)	—

Total cash and cash equivalents		10,787	—		10,787

Restricted cash for securitization investors	Restricted cash	36	—		36
Securities available for sale	Investment securities	14,865	—		14,865

Capital One Historical Consolidated Balance Sheet Line Items	Discover Historical Consolidated Balance Sheet Line Items	Discover As of September 30, 2024	Reclassification	Note 2A	Discover Reclassed As of September 30, 2024
Loans held for investment:
Unsecuritized loans held for investment		—	89,866	(ii)	89,866
Loans held in consolidated trusts		—	28,643	(ii)	28,643
	Loan portfolio	118,509	(118,509)	(ii)	—

Total loans held for investment		118,509	—		118,509
Allowance for credit losses	Allowance for credit losses	(8,512)	—		(8,512)

Net loans held for investment		109,997	—		109,997
Loans held for sale	Loans held-for-sale	8,484	—		8,484
Premises and equipment, net	Premises and equipment, net	1,085	—		1,085
Interest receivable		—	1,309	(iii)	1,309
Goodwill	Goodwill	255	—		255
Other assets	Other assets	5,371	(574)	(iii), (iv)	4,797
	Other short-term investments	735	(735)	(iv)	—

Total assets		$151,615	$—		$151,615

Liabilities:
Interest payable		$—	$396	(v)	$396
Deposits:
Non-interest-bearing deposits	Non-interest-bearing deposit accounts	1,496	—		1,496
Interest-bearing deposits	Interest-bearing deposit accounts	108,356	—		108,356

Total deposits		109,852	—		109,852
Securitized debt obligations	Short-term borrowings	750	8,557	(vii)	9,307
Other debt:
Federal funds purchased and securities loaned or sold under agreements to repurchase		—	—		—
Senior and subordinated notes	Long-term borrowings	17,427	(9,605)	(vi), (vii)	7,822
Other borrowings		—	1,048	(vi)	1,048

Total other debt		17,427	(8,557)		8,870
Other liabilities	Accrued expenses and other liabilities	6,477	(396)	(v)	6,081

Total liabilities		134,506	—		134,506

Stockholders’ equity:
Preferred stock	Preferred Stock	1,056	(1,056)	(viii)	—
Common stock	Common Stock	6	—		6

Capital One Historical Consolidated Balance Sheet Line Items	Discover Historical Consolidated Balance Sheet Line Items	Discover As of September 30, 2024	Reclassification	Note 2A	Discover Reclassed As of September 30, 2024
Additional paid-in capital, net	Additional paid-in capital	4,633	1,056	(viii)	5,689
Retained earnings	Retained earnings	32,469	—		32,469
Accumulated other comprehensive loss	Accumulated other comprehensive loss	17	—		17
Treasury stock, at cost	Treasury stock, at cost	(21,072)	—		(21,072)

Total stockholders’ equity		17,109	—		17,109

Total liabilities and stockholders’ equity		$151,615	$—		$151,615

i.

To reclassify Discover’s Cash and cash equivalents balance into the two component line items presented by Capital One (Cash and due from banks and Interest-bearing deposits and other short-term investments).

ii.	To reclassify Discover’s Loan portfolio balance into the two component line items presented by Capital One (Unsecuritized loans held for investment and Loans held in consolidated trusts).

iii.	To reclassify $1,309 million of accrued interest receivable within Other assets to Interest receivable.

iv.	To reclassify $735 million of Other short-term investments to Other Assets.

v.	To reclassify $396 million of accrued interest payable within Other liabilities to Interest payable.

vi.	To reclassify $1,048 million of Federal Home Loan Bank advances from Senior and subordinated notes to Other borrowings.

vii.	To reclassify $8,557 million of Long-term borrowings to Securitized debt obligations.

viii.	To reclassify $1,056 million of the excess Preferred stock over par, $0.01 per share, to Additional paid-in capital, net.

B.

The following items represent certain reclassification adjustments to conform Discover’s Historical Consolidated Statement of Income presentation for the nine months ended September 30, 2024 to Capital One’s Historical Consolidated Statement of Income presentation for the nine months ended September 30, 2024, which have no impact on Net income and are summarized below (in millions):

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Nine Months Ended September 30, 2024	Reclassification	Note 2B	Discover Reclassed Nine Months Ended September 30, 2024
Interest income:	Interest income
Loans, including loans held for sale	Credit card loans	$11,989	$2,183	(i)	$14,172
	Other loans, including loans held-for-sale	2,183	(2,183)	(i)	—
Investment securities	Investment securities	379	—		379
Other	Other interest income	480	—		480

Total interest income	Total interest income	15,031	—		15,031

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Nine Months Ended September 30, 2024	Reclassification	Note 2B	Discover Reclassed Nine Months Ended September 30, 2024
Interest expense:	Interest expense
Deposits	Deposits	3,622	—		3,622
Securitized debt obligations		—	—		—
Senior and subordinated notes	Long-term borrowings	729	—		729
Other borrowings	Short-term borrowings	14	—		14

Total interest expense		4,365	—		4,365

Net interest income	Net interest income	10,666	—		10,666
Provision for credit losses	Provision for credit losses	3,709	—		3,709

Net interest income after provision for credit losses	Net interest income after provision for credit losses	6,957	—		6,957

Non-interest income:	Other income
Interchange fees, net	Discount and interchange revenue, net	1,121	—		1,121
Service charges and other customer-related fees		—	1,007	(ii)	1,007
	Protection products revenue	126	(126)	(ii)	—
	Loan fee income	619	(619)	(ii)	—
	Transaction processing revenue	262	(262)	(ii)	—
Net securities gains (losses)		—	—		—
Other	Other income	357	—		357
	Gains (losses) on equity investments	—	—		—

Total non-interest income	Total other income	2,485	—		2,485

Non-interest expense:	Other expense
Salaries and associate benefits	Employee compensation and benefits	2,032	—		2,032
Occupancy and equipment	Premises and equipment	68	—		68
Marketing	Marketing and business development	771	—		771
Professional services	Professional fees	911	—		911
Communications and data processing	Information processing and communications	527	—		527

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Nine Months Ended September 30, 2024	Reclassification	Note 2B	Discover Reclassed Nine Months Ended September 30, 2024
Amortization of intangibles		—	—		—
Other	Other expense	761	—		761

Total non-interest expense	Total other expense	5,070	—		5,070

Income from continuing operations before income taxes	Income before income taxes	4,372	—		4,372
Income tax provision	Income tax expense	1,128	—		1,128

Net Income	Net Income	3,244	—		3,244
Dividends and undistributed earnings allocated to participating securities	Income allocated to participating securities	(20)	—		(20)
Preferred stock dividends	Preferred stock dividends	(62)	—		(62)

Net income available to common stockholders	Net income allocated to common stockholders	$3,162	$—		$3,162

C.

The following items represent certain reclassification adjustments to conform Discover’s Historical Consolidated Statement of Income presentation for the year ended December 31, 2023 to Capital One’s Historical Consolidated Statement of Income presentation for the year ended December 31, 2023, which have no impact on Net income and are summarized below (in millions):

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Year Ended December 31, 2023	Reclassification	Note 2C	Discover Reclassed Year Ended December 31, 2023
Interest income:	Interest income
Loans, including loans held for sale	Credit card loans	$14,438	$2,515	(i)	$16,953
	Other loans	2,515	(2,515)	(i)	—
Investment securities	Investment securities	449	—		449
Other	Other interest income	443	—		443

Total interest income	Total interest income	17,845	—		17,845

Interest expense:	Interest expense
Deposits	Deposits	3,886	—		3,886
Securitized debt obligations		—	—		—
Senior and subordinated notes	Long-term borrowings	855	—		855

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Year Ended December 31, 2023	Reclassification	Note 2C	Discover Reclassed Year Ended December 31, 2023
Other borrowings	Short-term borrowings	5	—		5

Total interest expense		4,746	—		4,746

Net interest income	Net interest income	13,099	—		13,099
Provision for credit losses	Provision for credit losses	6,018	—		6,018

Net interest income after provision for credit losses	Net interest income after provision for credit losses	7,081	—		7,081

Non-interest income:	Other income
Interchange fees, net	Discount and interchange revenue, net	1,381	—		1,381
Service charges and other customer-related fees		—	1,238	(ii)	1,238
	Protection products revenue	172	(172)	(ii)	—
	Loan fee income	763	(763)	(ii)	—
	Transaction processing revenue	303	(303)	(ii)	—
Net securities gains (losses)		—	—		—
Other	Other income	85	(9)	(iii)	76
	(Losses) gains on equity investments	(9)	9	(iii)	—

Total non-interest income	Total other income	2,695	—		2,695

Non-interest expense:	Other expense
Salaries and associate benefits	Employee compensation and benefits	2,434	—		2,434
Occupancy and equipment	Premises and equipment	89	—		89
Marketing	Marketing and business development	1,164	—		1,164
Professional services	Professional fees	1,041	—		1,041
Communications and data processing	Information processing and communications	608	—		608
Amortization of intangibles		—	—		—
Other	Other expense	803	—		803

Capital One Historical Consolidated Statement of Income Line Items	Discover Historical Consolidated Statement of Income Line Items	Discover Year Ended December 31, 2023	Reclassification	Note 2C	Discover Reclassed Year Ended December 31, 2023
Total non-interest expense	Total other expense	6,139	—		6,139

Income from continuing operations before income taxes	Income before income taxes	3,637	—		3,637
Income tax provision	Income tax expense	841	—		841

Net Income	Net Income	2,796	—		2,796
Dividends and undistributed earnings allocated to participating securities	Income allocated to participating securities	(19)	—		(19)
Preferred stock dividends	Preferred stock dividends	(62)	—		(62)

Net income available to common stockholders	Net income allocated to common stockholders	$2,715	$—		$2,715

i.	To reclassify Interest income from Other loans, including loans held-for-sale to Interest income from Loans, including loans held for sale.

ii.	To reclassify Protection products revenue, Loan fee income, and Transaction processing revenue to Service charges and other customer-related fees.

iii.	To reclassify (Losses) gains on equity investments to Other within Non-interest income.

Note 3 – Preliminary Purchase Price Allocation

Estimated preliminary purchase consideration

The following table summarizes the determination of the preliminary estimated purchase consideration for Discover.

(in millions, except share and per share data)	Amount
Share consideration:
Shares of Discover common stock issued and outstanding immediately prior to the mergers (i)	251,292,912
Exchange ratio (ii)	1.0192

Estimated number of shares of Capital One common stock to be issued in the mergers	256,117,736
Price per share of Capital One common stock as of December 19, 2024	$175.66

Estimated fair value of consideration for outstanding common stock	44,990
Estimated fair value of consideration for preferred stock (iii)	1,056

Estimated fair value of preliminary purchase price consideration	$46,046

i.

Assumed based on Discover’s shares of common stock issued and outstanding as of December 19, 2024 with the addition of select Discover RSU awards that will fully vest in connection with the mergers and be settled in shares of Discover common stock. See the section entitled “The Mergers—Interests of Discover’s Directors and Executive Officers in the Mergers—Treatment of Discover Equity Awards” beginning on page 96 of our joint proxy statement/prospectus, filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2025, for additional information. Any change in control payments with a dual trigger requires both a change in control and a qualifying termination event to occur. Based on the preliminary analysis and public information available, Capital One believes the impact of the replacement stock compensation awards and change in control payments are immaterial to the total estimated preliminary purchase price consideration and therefore no adjustment, other than the RSU adjustment described above, is reflected.

ii.	Exchange ratio pursuant to the terms of the merger agreement.

iii.

In connection with the mergers, the Discover series C preferred stock and the Discover series D preferred stock will be converted into the right to receive new Capital One preferred stock. There is currently not sufficient and reliable information available for Capital One to complete the analysis and calculations in sufficient detail necessary to determine whether any adjustment to the current carrying value is reasonable. The estimate is subject to change as further information is obtained and a detailed analysis can be conducted. Capital One performed a sensitivity analysis of the potential difference between carrying value and fair value and determined it to be not significant for the purpose of these unaudited pro forma condensed combined financial information.

The value of the purchase consideration to be paid by Capital One in shares of Capital One common stock and new Capital One preferred stock upon the consummation of the mergers will be determined based on the closing price of Capital One common stock and new Capital One preferred stock on the closing date and the number of issued and outstanding shares of Discover common stock and Discover preferred stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and these differences may be material. The preliminary estimated purchase consideration could significantly differ from the amounts presented due to movements in Capital One share price up to the closing date. A sensitivity analysis related to the fluctuation in Capital One share price was performed to assess the impact a hypothetical change of 10% on the closing price of Capital One common stock and carrying value of Discover preferred stock on December 19, 2024 would have on the estimated preliminary aggregate purchase consideration and its impact on the preliminary goodwill as of the closing date:

	Share Price	Estimated Consideration (Equity Portion)	Preliminary Goodwill Impact
Capital One common stock:
10% increase	$193.23	$49,490	$4,500
10% decrease	$158.09	$40,490	$(4,500)
New Capital One preferred stock:
10% increase		$1,162	$106
10% decrease		$950	$(106)

Preliminary purchase consideration allocation

The assumed accounting for the mergers, including the preliminary purchase price consideration, is based on provisional amounts as the associated purchase accounting will not be finalized until after the mergers have occurred. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon preliminary estimates of fair value. The final determination of the estimated fair values, the assets’ useful lives, and the amortization methods are dependent upon certain valuations and other analyses that have not yet been completed. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Capital One believes are reasonable under the circumstances. The purchase price adjustments relating to the Discover and Capital One combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the allocation of the preliminary purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Discover, as if the Additional Discover Student Loan Sale Closings had occurred on September 30, 2024, and the mergers completed immediately thereafter, with the excess recorded to Goodwill:

(in millions)	Amount
Preliminary fair value of assets acquired:
Cash and cash equivalents and Restricted cash for securitization investors	$20,088
Securities available for sale	14,850
Loans held for investment, net of Allowance for credit losses	117,553
Premises and equipment	1,085
Interest receivable	937
Intangible assets	10,423
Other assets	542

Preliminary fair value of liabilities assumed:
Interest payable	396
Non-interest-bearing deposits	1,496
Interest-bearing deposits	108,618
Securitized debt obligations	9,198
Senior and subordinated notes	7,995
Other borrowings and other liabilities	7,241

Preliminary fair value of net assets acquired	30,534

Preliminary Goodwill	15,512

Estimated preliminary purchase price consideration	$46,046

Note 4 – Discover Student Loan Sale Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments have been reflected in the Discover Student Loan Sale Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2024. All adjustments are based on available information and certain assumptions that Capital One believes are reasonable under the circumstances.

(a) Represents an adjustment of $9.3 billion to Cash and due from banks to reflect estimated cash proceeds for the Additional Discover Student Loan Sale Closings as if they had occurred on September 30, 2024. This amount represents an assumed $8.9 billion cash purchase price for the remaining Discover student loans and $387 million of accrued interest receivable as of September 30, 2024. The Additional Discover Student Loan Sale Closings were completed on November 16, 2024. The actual cash proceeds were based on the outstanding principal balances and an additional premium, plus any outstanding accrued and unpaid interest at each applicable student loan closing.

(b) Represents an adjustment of $(8,484) million to Loans held for sale as a result of the Additional Discover Student Loan Sale Closings.

(c) Represents an adjustment of $(372) million to Interest receivable as a result of the Additional Discover Student Loan Sale Closings.

(d) Represents an adjustment of $(54) million to Securitized debt obligations as a result of the Additional Discover Student Loan Sale Closings.

(e) Represents an adjustment of $112 million to Other liabilities to reflect the increase in taxes payable as a result of Additional Discover Student Loan Sale Closings. The estimated tax impact was calculated by using a statutory tax rate of 24.2% for the nine months ended September 30, 2024. The actual tax benefit realized may differ based on the amount and nature of the gain on the sale.

(f) Represents an adjustment to Retained earnings consisting of the following to reflect the impact of the Additional Discover Student Loan Sale Closings:

(in millions)	Amount
Retained Earnings Impact
Gain on sale of student loans	$463
Tax impact of gain on sale of student loans	(112)

Total Retained Earnings Impact	$351

Note 5 – Discover Student Loan Sale Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

The following pro forma adjustments have been included in the Discover Student Loan Sale Transaction Accounting Adjustments columns to give effect as if the Discover Student Loan Sale, excluding the one-time impact of the First Closing of the Discover Student Loan Sale, had been completed on January 1, 2023 in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024, and the year ended December 31, 2023. All adjustments are based on available information and certain preliminary assumptions that Capital One believes are reasonable under the circumstances.

(a) Represents an adjustment of $(764) million and $(1,033) million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively, to Interest income as a result of the Discover Student Loan Sale.

(b) Represents an adjustment of $(53) million, excluding the one-time impact from the reclassification from Unsecuritized loans held for investment to Loans held for sale of $823 million, and $(152) million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, to Provision for credit losses as a result of the Discover Student Loan Sale.

(c) Represents a one-time adjustment of $463 million for the year ended December 31, 2023, to Other non-interest income to reflect the gain on sale as a result of the Discover Student Loan Sale. As noted in the introduction, the First Closing of the Discover Student Loan Sale resulted in a one-time gain of $70 million. This impact is contained within the separate historical unaudited consolidated financial statements of Discover for the nine months ended September 30, 2024 and therefore excluded from this adjustment.

(d) Represents an adjustment to record the estimated income tax impact from the Discover Student Loan Sale Transaction Accounting Adjustments utilizing a statutory income tax rate in effect of 24.2% for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. The effective tax rate of Capital One following the mergers could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the pro forma tax rate will likely vary from the actual effective rate in periods subsequent to completion of the mergers. Adjustments to record the estimated income tax impact of the pro forma adjustments consist of the following:

(in millions)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Tax Impact
Gain on sale of student loans	$—	$112
Removal of Provision for credit losses from Discover’s historical results	13	37
Change in income from the Discover Student Loan Sale	(185)	(250)

Total Tax Impact	$(172)	$(101)

Note 6 – Mergers Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments have been reflected in the Mergers Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

(a) Represents an adjustment of $(117) million to Cash and due from banks for the payment of expected transaction costs related to the mergers for legal fees, advisory services, and accounting and other professional fees.

(b) Represents an adjustment of $(15) million to Securities available for sale to reflect the estimated fair value of residential mortgage-backed securities which are classified as held-to-maturity by Discover. The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal fair value measurements for similar instruments. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(c) Represents adjustments to Unsecuritized loans held for investment consisting of the following:

(in millions)	Amount
Estimate of fair value related to current interest rates and liquidity	$5,730
Estimate of lifetime credit losses on acquired Unsecuritized loans held for investment	(7,178)

Net fair value pro forma adjustments	(1,448)
Gross up of credit mark on Purchase Credit Deteriorated (“PCD”) loans (see Note (e) below for allowance for credit losses)	2,392

Net pro forma transaction accounting adjustment to Unsecuritized loans held for investment	$944

The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal income approach. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(d) Represents adjustments to Loans held in consolidated trusts consisting of the following:

(in millions)	Amount
Estimate of fair value related to current interest rates and liquidity	$1,826
Estimate of lifetime credit losses on acquired Loans held in consolidated trusts	(1,334)

Net fair value pro forma adjustments	492
Gross up of credit mark on PCD loans (see Note (e) below for allowance for credit losses)	445

Net pro forma transaction accounting adjustment to Loans held in consolidated trusts	$937

The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal income approach. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(e) Represents adjustments to Allowance for credit losses consisting of the following:

(in millions)	Amount
Reversal of historical Discover Allowance for credit losses	$8,512
Establishment of the Allowance for credit losses for PCD loans’ estimated lifetime losses	(2,837)

Net pro forma transaction accounting adjustments to Allowance for credit losses	5,675
Establishment of the Allowance for credit losses for non-PCD loans’ estimated lifetime losses recognized through the provision for credit losses	(5,675)

Net change to Allowance for credit losses resulting from the mergers	$—

For purposes of this pro forma presentation, the non-PCD and PCD loan portfolios were estimated to have weighted-average lives of 3 years, and 1 year, respectively.

(f) Represents an adjustment to reflect the goodwill that would have been recorded if the mergers occurred on September 30, 2024:

(in millions)	Amount
Goodwill resulting from the mergers (Note 3)	$15,512
Less: Elimination of Discover’s historical Goodwill	(255)

Net pro forma transaction accounting adjustments to Goodwill	$15,257

(g) Represents adjustments to Other Assets consisting of the following:

(in millions)	Amount	Estimated Useful Life (Years)
Estimated Fair Value – Purchased Credit Card Relationships (i)	$10,049	7
Estimated Fair Value – Core Deposits (i)	374	10
Estimated deferred income taxes (ii)	(2,882)

Net pro forma transaction accounting adjustments to Other Assets	$7,541

(i)

The fair values for identifiable intangible assets are estimated using a market participant approach. The amount of intangibles following the mergers may differ significantly based upon the final assigned fair value of each identifiable intangible asset. As the preliminary estimated fair values could significantly differ from the amounts presented, a sensitivity analysis was performed to assess the impact of a hypothetical change of 10%. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the intangible assets by approximately $1,042 million.

(ii)

Represents an adjustment for the estimated tax impacts of the pro forma adjustments to deferred income taxes as a result of purchase accounting in the unaudited pro forma condensed combined balance sheet by using a statutory tax rate of 24.2% for the nine months ended September 30, 2024. The total effective tax rate of Capital One following the mergers could be significantly different depending on the post-acquisition geographical mix of income and other factors. Because the tax rate used for this unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the mergers and those differences may be material. Components of the estimated deferred income taxes adjustment consist of the following:

(in millions)	Amount
Deferred Tax Impact
Identifiable intangible assets	$(2,522)
Fair value adjustments for acquired financial assets and liabilities	327
Reversal of Discover historical Allowance for credit losses	(2,060)
Allowance for credit losses for non-PCD loans	1,373

Total Deferred Tax Impact	$(2,882)

(h) Represents an adjustment of $262 million to Interest bearing deposits to reflect the estimated fair value of Time deposits. The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal fair value measurements for similar instruments. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(i) Represents an adjustment of $(55) million to Securitized debt obligations to reflect the estimated fair value of long-term borrowings owed to securitization investors. The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal fair value measurements for similar instruments. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(j) Represents an adjustment of $173 million to Senior and subordinated notes to reflect the estimated fair value of other long-term borrowings. The fair value estimate was prepared in a manner consistent with both Discover’s most recent unaudited financial statements and Capital One’s internal fair value measurements for similar instruments. Detailed valuations have not been performed and, accordingly, the fair value adjustment reflects preliminary estimates made by Capital One and is subject to change once further analyses are performed and as additional information becomes available.

(k) Represents adjustment of $(28) million to Other liabilities to reflect the estimated tax impact of the transaction costs in connection with the mergers described in Note 6 (a). The estimated tax impact was calculated by using a statutory tax rate of 24.2% for the nine months ended September 30, 2024. The actual tax benefit realized may differ based on the amount and nature of transaction costs actually incurred.

(l) Represents adjustments to Stockholders’ equity consisting of the following:

(in millions)	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated other comprehensive loss	Treasury Stock
Pro forma transaction accounting adjustments:
Elimination of Discover’s adjusted historical equity balances	$—	$(6)	$(5,689)	$(32,820)	$(17)	$21,072
Issuance of shares of Capital One common stock	—	3	44,987	—	—	—
Issuance of shares of Capital One preferred stock	—	—	1,056	—	—	—
Establishment of the Allowance for credit losses for non-PCD loans net of tax	—	—	—	(4,302)	—	—
Represents transaction fees and expenses related to the mergers, net of tax	—	—	—	(89)	—	—

Net pro forma transaction accounting adjustments to equity	$—	$(3)	$40,354	$(37,211)	$(17)	$21,072

Note 7 – Mergers Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

The following pro forma adjustments have been included in the Mergers Transaction Accounting Adjustments columns to give effect as if the mergers had been completed on January 1, 2023 in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024, and the year ended December 31, 2023:

(a) Represents adjustments to Interest income consisting of the following:

(in millions)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments:
Amortization of fair value adjustments to Unsecuritized loans held for investments	$(115)	$(637)
Amortization of fair value adjustments to Loans held in consolidated trusts	(197)	(415)

Net pro forma transaction accounting adjustments to Loans, including loans held for sale	$(312)	$(1,052)

Pro forma amortization is preliminary and based on the use of straight-line amortization over 3 years and 1 year for non-PCD loans and PCD loans, respectively. The amount of amortization following the mergers may differ significantly between periods based upon the final value assigned and amortization methodology.

(b) Represents an adjustment of $(65) million and $(87) million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively, to Deposits expense within Interest expense to reflect the amortization of fair value adjustments to Time deposits. Pro forma amortization is preliminary and based on the use of straight-line methodology, using an estimated useful life of three years.

(c) Represents an adjustment of $14 million and $18 million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively, to Securitized debt obligation expense within Interest expense to reflect the accretion of fair value adjustment to Securitized debt obligations. Pro forma accretion is preliminary and based on the use of straight-line methodology, using an estimated useful life of three years.

(d) Represents an adjustment of $(44) million and $(58) million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively, to Senior and subordinated notes expense within Interest expense to reflect the amortization of fair value adjustment to Senior and subordinated notes. Pro forma amortization is preliminary and based on the use of straight-line methodology, using an estimated useful life of three years.

(e) Reflects a non-recurring adjustment of $5.7 billion for the year ended December 31, 2023, to reflect the establishment of the allowance for credit losses for non-PCD loans upon completion of the mergers.

(f) Represents an adjustment of $117 million for the year ended December 31, 2023, to Professional services expense within Non-interest expense to reflect one-time transaction fees and expenses not reflected in the Historical Consolidated Statement of Income expected to be incurred upon completion of the mergers, which consist of professional, legal, and other merger related fees.

(g) Represents adjustments to Non-interest expenses consisting of the following:

(in millions)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments:
Amortization of intangible assets – Purchased Credit Card Relationships	$1,615	$2,512
Amortization of intangible assets – Core Deposits	46	68

Net pro forma transaction accounting adjustments to Amortization of intangibles expense	$1,661	$2,580

Pro forma amortization is preliminary and based on the use of the sum-of-the-years’ digits method. The amount of amortization following the mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $166 million and $258 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively.

The effect on operating results for the five years following the mergers based on the use of sum-of-the-years’ digits for the Purchased Credit Card Relationships is as follows:

(in millions)	Effect on Operating Results
For the Year Ended December 31,
Remaining period of 2024	$538
2025	1,794
2026	1,436
2027	1,077
2028	718

(h) Represents an adjustment to record the estimated income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 24.2% for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. The effective tax rate of Capital One following the mergers could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the pro forma tax rate will likely vary from the actual effective rate in periods subsequent to completion of the mergers. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. Adjustments to record the estimated income tax impact of the pro forma adjustments consist of the following:

(in millions)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Tax Impact
Amortization of fair value adjustment for identifiable intangible assets	$(402)	$(624)
Amortization of fair value adjustments for financial assets acquired and financial liabilities assumed	(53)	(224)
Deferred income taxes related to Allowance for credit losses for non-PCD loans	—	(1,373)
Transaction costs of the mergers	—	(28)

Total Tax Impact	$(455)	$(2,249)

(i) Represents the adjustment to earnings per share for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, to present pro forma basic and diluted weighted average shares of Capital One following the mergers using the historical weighted average shares of Capital One common stock outstanding combined with the additional Capital One common stock issued in conjunction with the mergers. Due to the net loss for the year ended December 31, 2023, there are no common shares added to calculate dilutive earnings per share for this period because the effect would be anti-dilutive. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings per share:

(in millions, except per share data)	For the Nine Months Ended September 30, 2024	For the Year Ended December 31, 2023
Pro forma weighted average shares:
Historical weighted average Capital One common stock outstanding – basic	382.8	382.4
Issuance of shares to Discover common stock shareholders	256.1	256.1

Pro forma weighted average shares – basic	638.9	638.5

Pro forma weighted average shares:
Historical weighted average Capital One common stock outstanding – diluted	383.7	383.4
Issuance of shares to Discover common stock shareholders	256.1	256.1

Pro forma weighted average shares – diluted	639.8	639.5

Pro forma earnings per share – basic and diluted:
Pro forma net income (loss) attributable to common shareholders	$4,623	$(68)
Pro forma basic earnings per share	7.24	(0.11)

Pro forma diluted earnings per share	$7.23	$(0.11)